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                                                                    EXHIBIT 10-c



                               NORDSON CORPORATION

                        RESOLUTION OF BOARD OF DIRECTORS
                            AUTHORIZING EXECUTION OF
                           INDEMNIFICATION AGREEMENTS

                                October 28, 1986


         RESOLVED, that the officers of the Corporation, and each of them, be, and they hereby are, authorized and directed, subject to approval by the Corporation's shareholders, to execute and deliver Indemnity Agreements substantially in the form presented to this Board providing indemnification from the Corporation to the directors and officers of the Corporation in the circumstances and to the extent therein provided.

         RESOLVED FURTHER, that the entering into of such indemnity Agreements by the Corporation be submitted to the Corporation's shareholders for their approval at the Company's 1987 Annual Meeting of shareholders.

         RESOLVED FURTHER, that the officers of the Corporation be, and they hereby are, authorized and directed to take all other actions that they deem necessary or appropriate to carry out the purposes and intent of this Resolution.



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                               INDEMNITY AGREEMENT

         THIS AGREEMENT, is made on, October 28, 1986, among Nordson Corporation, an Ohio corporation ("Nordson"), and the undersigned director or officer of Nordson (the "Indemnified Party").

         Article V of the 1984 Amended Regulations of Nordson (the "Regulations'), adopted by the shareholders of Nordson on February 21, 1984, provide for the indemnification of the present and former directors, officers, and employees of Nordson to the full extend permitted or authorized by the Ohio General Corporation Law, as it may be amended from time to time. The Indemnification provisions of the Regulations and of the Ohio General Corporation Law provide that they are not exclusive and, therefore, contemplate that additional indemnification may be provided by agreement or otherwise. Moreover, as expressly authorized by the Ohio General Corporation Law, Nordson has purchased and maintains a policy of directors and officers liability insurance ("D&O insurance") covering certain liabilities that may be incurred by its directors and officers in the performance of services on behalf of Nordson.

         Recent developments with respect to the application and enforcement of the indemnification provisions of the Regulations and with the scope of coverage, cost, and availability D&O insurance have raised concerns about the adequacy nad reliability of the protection afforded to Nordson's directors and officers. The purpose of this Agreement, and counterparts of this Agreement between Nordson and certain other directors and officers, is to allay these concerns by providing the directors and officers with additional protection against liabilities that may be incurred by them in connection with their service to Nordson and, as a result, to enable the directors and officers to continue to serve Nordson without undue risk of personal liability.

         Nordson and the Indemnified Party agree as follows:

         1. INDEMNIFICATION OF INDEMNIFIED PARTY. Nordson will indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification.

         2. MAINTENANCE OF D&O INSURANCE. Nordson will use its best efforts to maintain, for as long as the Indemnified Party continues to be a director or officer of Nordson and for five years thereafter, D&O insurance covering the Indemnified Party the terms of which (including limits of liability, retention amounts, and scope of coverage) are at least as favorable to the Indemnified Party as the D&O insurance maintained by Nordson at the date of this Agreement. Nordson will not, however, be required to purchase and maintain such D&O insurance if it is unavailable or the Board of Directors of Nordson, in its reasonable business judgment, determines that the amount of the premium is substantially disproportionate to the amount or scope of the coverage provided.


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         3.       ADDITIONAL INDEMNIFICATION OF INDEMNIFIED PARTY.

         (a) Subject only to the exclusions set forth in Section 3(b), Nordson will further indemnify the Indemnified Party against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him (the "Expenses") in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of Nordson, to which he is or was a party or is threatened to be made a party (a "Proceeding") by reason of the fact that he is or was a director, officer, employee, or agent of Nordson, or is or was serving at the request of Nordson as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise.

         (b) The indemnification provided by Section 3(a) will not be paid by Nordson with respect to any claim:

              (i) for which payment is actually made to the Indemnified Party under any D&O insurance purchased and maintained by Nordson, except to the extent that the aggregate amount of the expenses for which the Indemnified Party is otherwise entitled to indemnification under Section 3(a) exceeds the amount of such payment;

              (ii) based upon or attributable to the Indemnified Party gaining in fact any personal profit or advantage to which he was not legally entitled;

              (iii) for an accounting of profits made from the purchase or sale by the Indemnified Party of securities of Nordson within the meaning of Section 16(b) of the Securities Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

              (iv) brought about or contributed to by the dishonesty of the Indemnified Party; however, notwithstanding the foregoing, the Indemnified Party will be indemnified under Section 3(a) as to any claims upon which suit may be brought against him, by reason, of any alleged dishonesty on the part of the Indemnified party, unless a judgment or other final adjudication thereof adverse to the Indemnified Party establishes that acts of active and deliberate dishonesty committed by the Indemnified Party with actual dishonest purpose and intent were material to the cause of action so adjudicated.

         4. NOTIFICATION AND DEFENSE OF CLAIMS. The Indemnified Party will give to Nordson, as soon as practicable, written notice of any claim made against him for which indemnification will or could be sought under this Agreement. The failure to give such notice will not, however, relieve Nordson of its obligations under this Agreement. In addition, the Indemnified Party and Nordson will cooperate with each other in the defense of any such claim.

         5. PAYMENT OF EXPENSES. At the Indemnified Party's request, Nordson shall pay the Expenses as and when incurred by the Indemnified Party, after


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receipt of written notice pursuant to Section 4 above and an undertaking, in form satisfactory to Nordson, by or on behalf o the Indemnified Party to repay the amounts so paid on the Indemnified Party's behalf if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified by Nordson for the Expenses pursuant to law, the Regulations, or this Agreement, in each case as in effect on the date hereof or as hereafter in effect by virtue of any amendment, modification, or supplement. Expenses that represent attorneys' fees or other costs incurred in defending any proceeding shall be paid by Nordson within thirty days of its receipt of such request, together with reasonable documentation of the amount and nature of the Expenses, subject to receipt of the notice nad the undertaking described in the preceding sentence of this Section 5.

         6. NON-EXCLUSIVITY. Nothing in this Agreement will be deemed to diminish or otherwise restrict the right of the Indemnified Party to indemnification or recovery under the Regulations, any D&O insurance maintained by Nordson, or otherwise.

         7. SEVERABILITY. If any provision or provisions of this Agreement are held to be unenforceable, the other provisions of this Agreement will remain in full force and effect.

         8. GOVERNING LAW. This Agreement will be governed by and construed in accordance with Ohio law.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                                          NORDSON CORPORATION


                                          By _____________________________


                                          ________________________________
                                                   Indemnified Party